UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd., Suite 200
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC
8.625% Senior Notes due 2026	HROWL	The Nasdaq Stock Market LLC
11.875% Senior Notes due 2027	HROWM	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 5, 2025, Harrow, Inc. (the “Company”) entered into a commitment letter with Fifth Third Bank, National Association (“Fifth Third”) in respect of a new revolving credit facility (the “Commitment Letter”). Under the Commitment Letter, subject to certain conditions, Fifth Third has committed to provide up to a $40.0 million senior secured revolving credit facility (the “New Revolving Credit Facility”), that will mature on the earlier to occur of (a) the date that is 91 days prior to the earliest maturity date of the 2030 Notes (as defined in Item 8.01) and (b) the fifth anniversary of the closing of the New Revolving Credit Facility. Management of the Company expects that the New Revolving Credit Facility will close shortly after the Offering (as defined in Item 8.01).

Borrowings under the New Revolving Credit Facility are expected to bear interest at a floating rate equal to, at the Company’s option, either (i) a base rate plus a margin ranging from 0.25% to 0.75%, or (ii) a Secured Overnight Financing Rate (“SOFR”)-based rate plus a margin ranging from 1.25% to 1.75%. In addition, an unused fee of 0.25% per annum is expected to be payable monthly in arrears based on the undrawn portion of the commitments in respect of the New Revolving Credit Facility. Borrowings under the New Revolving Credit Facility are expected to be secured by a first priority lien in substantially all of the present and future property and assets, real and personal, of the Company and the subsidiary guarantors, subject to customary exceptions.

The conditions precedent to closing of the New Revolving Credit Facility include, among others, aggregate proceeds in the Offering of at least $250.0 million, repayment of outstanding indebtedness and finalization of definitive loan documents. There can be no assurances that the New Revolving Credit Facility will close on the terms described herein or at all. The Offering is not conditioned upon the entry into the New Revolving Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosure included in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

Offering of Senior Notes due 2030

On September 8, 2025, the Company issued a press release to announce the launch of its offer to sell $250.0 million aggregate principal amount of senior unsecured notes due 2030 (the “2030 Notes”) in a private offering (the “Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. The 2030 Notes will be guaranteed on a senior unsecured basis by the Company’s existing and future wholly-owned domestic restricted subsidiaries and any of its other restricted subsidiaries that guarantees or co-issues any of its indebtedness or any indebtedness of any of its subsidiaries that guarantees the 2030 Notes, subject to certain exceptions.

The Company intends to use the net proceeds of the Offering to redeem the 2026 Notes (as defined below) and the 2027 Notes (as defined below), to prepay outstanding borrowings under that certain Credit Agreement and Guaranty dated as of March 27, 2023, by and among the Company, the lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the lenders (as amended and restated to date, the “Oaktree Loan”), to pay certain exit costs related thereto and for general corporate purposes, which may include funding future strategic business development opportunities and related investments.

There can be no assurance that the Company will be able to complete the Offering on terms and conditions favorable to it or at all, and the Company may decide to not pursue the Offering before completion.

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation of an offer to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer or solicitation will be made only by means of a confidential offering memorandum. This Current Report on Form 8-K does not constitute a notice of repayment or notice of redemption of outstanding indebtedness.

Conditional Redemption of Senior Notes due 2027

On September 8, 2025, the Company delivered a conditional notice of full redemption to U.S. Bank Trust Company, National Association (the “Trustee”), the trustee for the Company’s outstanding 11.875% Senior Notes due 2027 (the “2027 Notes”), to redeem all of the outstanding 2027 Notes on October 9, 2025 (the “2027 Note Redemption Date”) pursuant to the optional redemption provisions of the Indenture dated as of April 20, 2021, as supplemented by the Second Supplemental Indenture dated as of December 20, 2022, governing the 2027 Notes. The 2027 Notes are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbol “HROWM” and will be delisted following redemption.

The redemption of the 2027 Notes is subject to, and conditioned upon, completion of the Offering on terms and conditions satisfactory to the Company, the gross proceeds of which are no less than $250.0 million (the “Redemption Condition”).

If the Redemption Condition is satisfied, the 2027 Notes will be redeemed at a redemption price equal to 102% of the principal amount of the 2027 Notes redeemed, plus accrued and unpaid interest to, but not including, the 2027 Note Redemption Date. If the redemption of the 2027 Notes is consummated, the Company will fund such redemption using a portion of the proceeds from the Offering.

Expected Redemption of Senior Notes due 2026

The Company expects to deliver on the closing date of the Offering a notice of full redemption to the Trustee to redeem all of the Company’s outstanding 8.625% Senior Notes due 2026 (the “2026 Notes”) pursuant to the redemption provisions of the Indenture dated as of April 20, 2021, as supplemented by the First Supplemental Indenture dated as of April 20, 2021. The redemption date for the 2026 Notes if notice of redemption is provided would be no less than 30 days, and no more than 60 days, following the delivery of the redemption notice to the Trustee. The 2026 Notes are listed on Nasdaq under the symbol “HROWL” and would be delisted following redemption.

The 2026 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2026 Notes redeemed, plus a make-whole amount and accrued and unpaid interest to, but not including, the 2026 Note Redemption Date. If the redemption of the 2026 Notes is consummated, the Company will fund such redemption using a portion of the proceeds from the Offering.

Potential Acquisition of Remaining Interests in Melt Pharmaceuticals, Inc.

On August 7, 2025, the Company entered into a non-binding indication of interest (“IOI”) to acquire the equity interests in Melt Pharmaceuticals, Inc. (“Melt”) not already owned by the Company. As of June 30, 2025, the Company owned approximately 45% of Melt’s outstanding equity and also has a mid-single digit royalty on future net sales of Melt’s primary product (MELT-300). Certain officers and directors of the Company, including Mark L. Baum, the Company’s Chairman and Chief Executive Officer, and Andrew R. Boll, the Company’s President and Chief Financial Officer, own additional interests in Melt. Pursuant to the IOI, the Company would acquire the remaining equity interests of Melt in exchange for an initial cash payment of approximately $4.3 million at closing and contingent consideration consisting of cash and Company equity upon achievement of (i) FDA-approval of the MELT-300 product candidate, (ii) coding and reimbursement of the MELT-300 product candidate, and (iii) various one-time sales milestones. The acquisition is subject to negotiation of definitive transaction agreements, diligence, and other conditions. There can be no assurance that an acquisition of Melt will be completed on the terms contemplated or at all, and no assurance as to the potential timing of an acquisition.

A copy of the press release with respect to the launch of the Offering and other matters is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including, without limitation, statements regarding the Offering and the expected use of proceeds therefrom, the redemption of the 2026 Notes and the 2027 Notes, prepayment of the Oaktree Loan, entry into the New Revolving Credit Facility and completion of the Melt acquisition. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: changes in market conditions, negotiation of final transaction documents, changes in operations, business, financial or other conditions relevant to the planned transactions, and other execution risks related to the completion of the transactions described herein, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, we may not be able to complete the potential transactions on terms expected or at all, and our actual results may differ significantly from those expected or implied by our forward-looking statements. These and other risks are detailed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this Current Report on Form 8-K to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Harrow, Inc., dated as of September 8, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated:	September 8, 2025	By:	/s/ Andrew R. Boll
Andrew R. Boll
President and Chief Financial Officer